UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 below, Sabre Corporation (“Sabre”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) on April 28, 2021. At the 2021 Annual Meeting, Sabre’s stockholders approved the Sabre Corporation 2021 Omnibus Incentive Compensation Plan (the “2021 Omnibus Plan”), which was adopted by Sabre’s Board of Directors on March 3, 2021, subject to stockholder approval at the 2021 Annual Meeting. The effective date of the 2021 Omnibus Plan is April 28, 2021.

Under the 2021 Omnibus Plan, eligible participants may be granted certain awards, including cash incentive awards, stock options and stock appreciation rights, and other stock-based awards. A description of the material terms and conditions of the 2021 Omnibus Plan is provided under the heading “Proposal 3: Approval of the Sabre Corporation 2021 Omnibus Incentive Compensation Plan” of Sabre’s proxy statement filed with the Securities and Exchange Commission on March 18, 2021, which description is incorporated herein by reference.

The foregoing description of the Plan is qualified in its entirety to the text of the 2021 Omnibus Plan which is included as Exhibit 10.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) - (b) On March 2, 2021, the record date for the 2021 Annual Meeting, 317,335,073 shares of common stock were outstanding and entitled to vote at the 2021 Annual Meeting. The final results of voting on each of the matters submitted to a vote of stockholders at the 2021 Annual Meeting are as follows:

1.    Stockholders elected each of George Bravante, Jr., Hervé Couturier, Gary Kusin, Gail Mandel, Sean Menke, Phyllis Newhouse, Karl Peterson, Zane Rowe, Gregg Saretsky, John Scott, and Wendi Sturgis to Sabre’s Board of Directors, each to serve a one- year term to expire at Sabre’s 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
George Bravante, Jr.	246,956,201	840,669	159,858	30,577,916
Hervé Couturier	246,961,985	836,944	157,799	30,577,916
Gary Kusin	216,618,862	31,151,852	186,014	30,577,916
Gail Mandel	247,008,843	792,493	155,391	30,577,916
Sean Menke	246,961,916	830,739	164,073	30,577,916
Phyllis Newhouse	247,551,612	247,995	157,120	30,577,916
Karl Peterson	185,556,693	61,388,142	1,011,893	30,577,916
Zane Rowe	222,334,100	25,434,826	187,802	30,577,916
Gregg Saretsky	247,530,844	265,849	160,035	30,577,916
John Scott	247,450,045	346,060	160,624	30,577,916
Wendi Sturgis	247,557,004	243,389	156,334	30,577,916

2.    Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2021, as set forth below.

Votes For	Votes Against	Abstentions
268,758,837	9,438,434	337,373

3.    Stockholders approved the 2021 Omnibus Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
218,206,587	29,604,619	145,522	30,577,916

4.    Stockholders did not approve the advisory and non-binding resolution to approve Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,255,423	152,675,422	5,025,883	30,577,916

5.    The frequency of every one year for the advisory stockholder vote on the compensation of Sabre’s named executive officers received the highest number of votes, as set forth below.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
235,715,632	526,401	11,554,059	160,635	30,577,916

(d)    On April 28, 2021, following the 2021 Annual Meeting, the Board determined that an advisory vote on the compensation of Sabre’s named executive officers would be held every one year, until the next stockholder vote on the frequency of the advisory vote on the compensation of Sabre’s named executive officers.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Sabre Corporation 2021 Omnibus Incentive Compensation Plan.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 29, 2021
	By:	/s/ Aimee Williams-Ramey
	Name:	Aimee Williams-Ramey
	Title:	Senior Vice President and General Counsel